                                     EXHIBIT 2.1


                                   MERGER AGREEMENT



DATE:         October 7, 1996

PARTIES:      PFC Acquisition Corp.
              2600 Eagan Woods Drive
              Suite 155
              Eagan, MN  55121                              ("PFC Acquisition")

              United Community Bancshares, Inc.
              2600 Eagan Woods Drive
              Suite 155
              Eagan, MN  55121                                       ("United")

              Park Financial Corporation
              5353 Wayzata Boulevard
              St. Louis Park, MN 55416                          (the "Company")

              The Park Financial Corporation Common
                 Stock Revocable Trust, Under Agreement
                 Dated May 28, 1980
              c/o J. Kevin Costley, Esq.
              Lindquist & Vennum P.L.L.P.
              4200 IDS Center
              80 South 8th Street
              Minneapolis, MN  55402-2205                         (the "Trust")


RECITALS:

    A. United is a corporation organized and existing under the laws of the State of Minnesota and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and owns 100% of the issued and outstanding capital stock of PFC Acquisition, a Minnesota corporation.

    B. The Company is a corporation organized and existing under the laws of the State of Minnesota and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

    C. The Company currently owns 130,000 shares (which represents 100%) of the issued and outstanding capital stock of Park National Bank ("Bank"), a banking corporation organized and existing under the laws of the United States of America and having its principal place of business in St. Louis Park, Minnesota.

    D. The Trust currently owns 340,000 shares (which represent 70.07% on a fully-diluted basis) of the issued and outstanding capital stock of the Company.

    E. If the conditions for the merger contemplated herein are satisfied, the parties desire that PFC Acquisition be merged with and into the Company (the "Merger"), such that all current shareholders of the Company receive cash (but no stock) in connection with the Merger, pursuant to this Agreement.



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    F.   The Board of Directors of each of PFC Acquisition and of the Company has determined that it would be in the best interests of such party and its shareholders, for PFC Acquisition to merge with and into the Company.

    G. The Board of Directors of each of PFC Acquisition and of the Company has approved this Agreement and the Plan of Merger attached hereto as Exhibit A (the "Plan of Merger"), has authorized the execution, delivery and performance of this Agreement and the Plan of Merger on behalf of such party, and has directed the submission of the terms of this Agreement and the Plan of Merger to the shareholders of such party.

AGREEMENTS:

    IN CONSIDERATION for the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    1.   DEFINITIONS.

         (a) SPECIFIC DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

              "AGREEMENT" means this Merger Agreement.

              "ARTICLES OF MERGER" means the Articles of Merger in the form attached hereto as Exhibit B.

              "BANK" means Park National Bank.

              "CLOSING" and "CLOSING DATE" are defined in Section 4.

              "COMPANY" means Park Financial Corporation.

              "COMPANY BOOK VALUE" means that amount equal to the sum of the Company's capital, surplus and undivided profits account, plus year-to-date earnings through the Valuation Date, but excluding the net unrealized gains or losses on available-for-sale securities (recorded under the provisions of FASB 115), calculated in accordance with GAAP, or as required by regulatory accounting principles, consistently applied.

              "EMPLOYEE PLAN" is defined in Section 5(p).

              "FINANCIAL STATEMENT" is defined in Section 5(k).

              "GAAP" means generally accepted accounting principles.

              "MBCA" means the Minnesota Business Corporation Act, as currently in effect and as it may be hereafter amended.

              "MERGER" means the merger of PFC Acquisition with and into the Company as contemplated herein.

              "MERGER CONSIDERATION" is defined in Section 3(c).

              "MERGER EFFECTIVE TIME"  is defined in Section 4.



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              "PFC ACQUISITION" means PFC Acquisition Corp., a Minnesota corporation and a wholly-owned subsidiary of United.

              "PLAN OF MERGER" means the Plan of Merger in the form attached hereto as Exhibit A.

              "SHARES" means all of the issued and outstanding capital stock of the Company, consisting of an aggregate of 485,210 shares of common stock on a fully-diluted basis, owned by Company shareholders other than PFC Acquisition.

              "SURVIVING CORPORATION" means the Company following the Merger.

              "TRUST" means The Park Financial Corporation Common Stock Revocable Trust, Under Agreement Dated May 28, 1980.

              "UNITED" means United Community Bancshares, Inc., a Minnesota corporation.

              "VALUATION DATE" means the close of business on November 30, 1996.

              "VALUATION DATE FINANCIAL STATEMENTS" is defined in Section 3(c).

              "XYZ LOAN AMOUNT" and "XYZ LOAN AGENT" are each defined in
         Section 9(f).

         (b)  OTHER DEFINITIONAL PROVISIONS.

               (i) The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

              (ii) Terms defined in the singular shall have a comparable meaning when used in the plural, and vise versa.

             (iii) References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to or referenced in this Agreement, and references to a "Recital" or a "Section" are, unless otherwise specified, to one of the Recitals or Sections of this Agreement.

    2. MERGER. At the Merger Effective Time, pursuant to the provisions of this Agreement and the Plan of Merger and pursuant to the provisions of the MBCA, PFC Acquisition shall be merged with and into the Company, which shall be the surviving corporation in the Merger (the "Surviving Corporation"), and the separate existence of PFC Acquisition shall thereupon cease. After the Merger Effective Time, the existence and corporate organization of Park Financial Corporation shall continue in effect as the Surviving Corporation. The name of the Surviving Corporation shall be "Park Financial Corporation."

         (a) ARTICLES OF INCORPORATION OF SURVIVING CORPORATION. At the Merger Effective Time, the Articles of Incorporation of the Company then in effect shall constitute and be the Articles of Incorporation of the Surviving Corporation until amended or changed as provided therein or by law.

         (b) BYLAWS OF SURVIVING CORPORATION. At the Merger Effective Time, the Bylaws of the Company then in effect shall constitute and be the Bylaws of the Surviving Corporation until amended or changed as provided therein or by law.



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         (c)  BOARD OF DIRECTORS OF SURVIVING CORPORATION.  At the Merger
    Effective Time and continuing thereafter, the members of the Board of Directors of the Surviving Corporation shall be: R. Scott Jones, Galen T. Pate, Marcia L. O'Brien, John H. LeMay, and Donald M. Davies, until such board may be changed or reconstituted as provided by the Articles of Incorporation or Bylaws of the Surviving Corporation, or by law.

         (d) OFFICERS OF SURVIVING CORPORATION. At the Merger Effective Time and continuing thereafter, the individuals holding officer positions in the Surviving Corporation shall be: Galen T. Pate as Chairman, R. Scott Jones as President, Marcia L. O'Brien as Chief Financial Officer, Donald M. Davies as Vice President, and John H. LeMay as Secretary, until such officers may be changed as provided by the Articles of Incorporation or Bylaws of the Surviving Corporation, or by law.

         (e) CERTAIN EFFECTS OF THE MERGER. At the Merger Effective Time, the Surviving Corporation shall succeed to and possess all the rights, privileges, powers, franchises and immunities of a public as well as of a private nature, and be subject to all liabilities, restrictions, disabilities, and duties of both of PFC Acquisition and the Company; and all and singular, the rights, privileges, powers, franchises and immunities of both of PFC Acquisition and the Company and all properties, real, personal and mixed, and all other things in action of or belonging to either of PFC Acquisition or the Company on whatever account, shall be vested in the Surviving Corporation; and all properties, assets, rights, privileges, powers, franchises, immunities and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were or would be of PFC Acquisition and the Company or either of them; and title to any real estate or any interest therein vested by deed or otherwise in either of PFC Acquisition and the Company shall not revert or be in any way impaired by any reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of either of PFC Acquisition or the Company shall be preserved unimpaired, limited in lien to the property affected by such liens at the Merger Effective Time, and all debts, liabilities and duties of either of PFC Acquisition or the Company shall thenceforth become those of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

         (f) FURTHER ASSURANCES. If at any time after the Merger Effective Time the Surviving Corporation shall consider or be advised that any instruments of further assurance are desirable in order to evidence the vesting in it of the title of either of PFC Acquisition or the Company to any of the property rights of PFC Acquisition or the Company, the appropriate officers or directors of PFC Acquisition or of the Company, as the case may be, are hereby authorized to execute, acknowledge and deliver all such instruments of further assurance and to do all other acts or things, either in the name of PFC Acquisition, in the name of the Company, or in the name of the Surviving Corporation, as may be requisite or desirable to carry out the provisions of this Agreement and the Plan of Merger.

    3. CONVERSION OF SHARES. The manner and basis of converting the shares of stock of PFC Acquisition into shares of stock of the Surviving Corporation, and the manner and basis of converting the shares of stock of the Company into money and the payment therefor, in the Merger, shall be as follows:

         (a) PFC ACQUISITION SHARES. At the Merger Effective Time, each share of Common Stock of PFC Acquisition then outstanding shall, by virtue of the Merger and without any further action on the part of the holder thereof, be converted into and thereafter shall constitute one issued and outstanding share of the Common Stock of the Surviving Corporation.

         (b) THE COMPANY SHARES. At the Merger Effective Time, each share of Common Stock of the Company then outstanding (and held by a shareholder other than PFC Acquisition) shall, by virtue of the Merger and without any further action on the part of the holder thereof, be converted into and thereafter shall constitute the right to receive a cash payment equal to
    (i) the Merger Consideration less the XYZ Loan Amount, divided by (ii) the number of Shares.

         (c) MERGER CONSIDERATION. The total merger consideration for the Shares (the "Merger Consideration") shall be the sum of:

              (i)  the Company Book Value as of the Valuation Date;

             (ii)  plus a premium of $21,110,000.00;

            (iii) plus $8,000 per day from the Valuation Date through December 31, 1996;

             (iv) plus $9,500 per day from January 1, 1997 through the Closing Date.

    On or before December 11, 1996, the Company shall deliver to PFC Acquisition the Company's balance sheet as of, and the Company's income statement for the period ending on, the Valuation Date (the "Valuation Date Financial Statements"). Any objection by PFC Acquisition to the Valuation Date Financial Statements must be raised in a written notice delivered to the Company on or before December 20, 1996. In the event any such objection is raised, the parties will work together in good faith to resolve the dispute as promptly as possible. Promptly upon receipt of undisputed Valuation Date Financial Statements or, if there is any dispute, upon resolution of such dispute, the parties will cooperate to calculate the Merger Consideration. The Valuation Date Financial Statements shall reflect the exercise of the options referred to in Section 9(j).

         (d) PAYMENT. The Merger Consideration for the Shares shall be paid as follows:

              (i) XYZ LOAN AMOUNT. An amount equal to the XYZ Loan Amount shall be paid to the XYZ Loan Agent on the Closing Date, all as described in Section 9(f).

              (ii) FINAL CASH PAYMENT. The Merger Consideration, reduced by the amount specified in (i) above, shall be paid to the Company's shareholders entitled thereto on the Closing Date, by certified or bank cashier's check, or in the case of the Trust, by wire transfer to an account or accounts designated by the Trust.

         (e) COMPANY DISSENTING SHARES. Each Share outstanding immediately prior to the Merger Effective Time, the holder of which has perfected such holder's dissenters' rights (under MBCA Section 302A.471 ET SEQ.) to be paid fair value for such holder's shares, and as of the Closing Date has continued to preserve such holder's right to exercise such rights (such shares referred to as "Company Dissenting Shares"), shall not represent a right to receive the cash payment pursuant to Section 3(b). The holders of Company Dissenting Shares shall be entitled only to such rights as are granted by MBCA Section 302A.471 ET SEQ. Each holder of Company Dissenting Shares who becomes entitled to payment for such holder's Shares pursuant to MBCA Section 302A.471 ET SEQ. shall receive payment therefor from the Surviving Corporation (but only pursuant to the MBCA or as otherwise agreed upon by such holder and the Surviving Corporation). Company Dissenting Shares shall be considered as being outstanding immediately prior to the Valuation Date for purposes of calculating the Merger Consideration.

    4. EFFECTIVE TIME; CLOSING. The Merger shall become effective on the later of (a) the close of business on the date of filing of the executed Articles of Merger with the Secretary of State of Minnesota in the manner described in MBCA Section 302A.011, Subd. 11 and MBCA Section 302A.615, Subd. 2, and (b) 12:01 a.m. January 16, 1997 (the "Merger Effective Time"). The parties acknowledge that United is conducting a public offering of its securities, and in connection therewith the parties intend to pre-file the Articles of Merger on January 13, 1997, which is the date the underwriter intends to price the securities. The closing ("Closing") of the transaction contemplated by this Agreement will take place in the offices of Fredrikson & Byron, P.A., 1100 International Centre, 900 Second Avenue South, Minneapolis, Minnesota 55402, at 10:00 a.m. on January 16, 1997, or on such other day or at such other time or place as may mutually agreed upon by the Company and PFC Acquisition ("Closing Date").

    5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE TRUST. As an inducement to United and PFC Acquisition to enter into this Agreement, each of the Company and the Trust, jointly and severally, makes the following representations and warranties to United and to PFC Acquisition which shall be true and correct as of the date hereof and as of the Closing Date.

         (a) ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota with the requisite power and authority necessary or required by law to carry on the business activity in which it is presently engaged. There have been no acts or omissions which may, and there are no pending proceedings or actions to, limit or impair any of the Company's powers, rights and privileges. The Company has no subsidiaries other than the Bank and is not a partner in any partnership or a party to any joint venture.

         (b) ORGANIZATION OF THE BANK. The Bank is an association duly organized, validly existing and in good standing under the laws of the United States of America with all requisite power and authority necessary or required by law to carry on the business activity in which it is presently engaged. The Bank is not in default under its charter, the effect of which might materially adversely affect its right to conduct its business as presently conducted. There have been no acts or omissions which may, and there are no pending proceedings or actions to, limit or impair any of the Bank's powers, rights and privileges. The Bank has no subsidiaries and is not a partner in any partnership or a party to any joint venture.

         (c) AUTHORITY FOR AGREEMENT. The Company and the Trust has the requisite power and authority to execute and deliver, and perform the Company's and the Trust's respective obligations under, this Agreement. This Agreement has been duly executed and delivered by the Company and by the Trust and constitutes the valid and legally binding obligation of the Company and the Trust and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Company and by the Trust, and the consummation of the transactions contemplated hereby, will not conflict with or result in any violation of or default under (i) the Articles of Incorporation or Bylaws of the Company, (ii) the Articles of Association or Bylaws of the Bank, or (iii) any trust, guardianship, custody or other agreement, or any understanding, instrument or order to which the Trust, the Company or the Bank is a party or by which the Shares or the property of the Trust, the Company or the Bank is bound. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except in connection with applications or notices which United and PFC Acquisition must file for the prior approval of all necessary state and federal bank regulatory agencies.

         (d) CAPITALIZATION. The Company has authorized capital consisting of 5,000,000 shares of $1.00 per share par value common stock, of which no more than 485,210 shares are issued and outstanding on a fully-diluted basis (472,710 shares are issued and outstanding on the date hereof, and 12,500 shares are issuable upon exercise of outstanding stock options); and all shareholders and optionholders and their respective addresses and the number of Shares or stock options owned by each are set forth on Schedule 5(d). The Bank has authorized capital consisting of 130,000 shares of $1.00 per share par value stock, of which no more than 130,000 shares are issued and outstanding. There are no other classes of stock, and except as disclosed on Schedule 5(d) there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating the Trust, the Company or the Bank to issue, sell, purchase or redeem any shares of stock of the Company or the Bank or securities or obligations of any kind convertible into or exchangeable for any shares of stock of the Company or the Bank, nor are there any stock appreciation, phantom or similar rights outstanding based upon the book value or any other attribute of the Company's or the Bank's stock. As of the Closing Date, there will be no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating the Trust, the Company or the Bank to issue, sell, purchase or redeem any shares of stock of the Company or the Bank or securities or obligations of any kind convertible into or exchangeable for any shares of stock of the Company or the Bank, nor on the

    Closing Date will there be any stock appreciation, phantom or similar rights outstanding based upon the book value or any other attribute of the Company's or the Bank's stock.

         (e) OWNERSHIP. All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Company has good and marketable title to 130,000 shares (100%) of the issued and outstanding stock of the Bank, all of which have been duly authorized and validly issued and are fully paid and nonassessable.

         (f) INSURED STATUS. The Bank is an insured bank under the provisions of Chapter 16 of Title XII of the United States Code relating to the Federal Deposit Insurance Corporation ("FDIC"). No act, default or event has occurred which could adversely affect the status of the Bank as an insured bank under federal law.

         (g) LITIGATION. Except as disclosed in Schedule 5(g), there is no pending or threatened litigation or proceeding before any court, arbitrator or federal, state or other governmental commission, board or other agency against or affecting the Company or the Bank; and there is no judgment, decree, order, writ, or injunction of any court or governmental department, board, agency or instrumentality against or affecting the Company or the Bank.

         (h) RECORD BOOKS. The minute books and stock record books of the Company and the Bank are complete and correct in all respects and reflect all transactions required to be recorded under any and all applicable state and federal laws or regulations.

         (i) TAXES. The Company and the Bank have filed all federal, state and local tax returns and all other returns with respect to taxes which are required to be filed by the Company or the Bank on or before the date hereof, and have paid all taxes as set forth on such returns. All such returns were accurately prepared, and no amounts will become due and payable in the event of an audit of any such tax return by any state or federal agency. All other taxes, assessments and other governmental charges due on or before the date hereof upon the Company or the Bank, or upon any of their income, properties or assets, have been duly paid or will be paid within the statutory filing periods. The Company and the Bank have not received any notice of deficiency or assessment of additional taxes. The Company and the Bank have not granted any waiver of any statute of limitation with respect to, or any extension of a period for the assessment of, any federal, state or other tax. The Company and the Bank have withheld proper and accurate amounts from their employees and deposited such sums in full and complete compliance with the tax withholding provisions of applicable federal and state laws, and have maintained adequate accruals and reserves to cover the liability of the Company and the Bank for all federal and state income and other taxes.

         (j) CONSOLIDATED STATUS. The Company and the Bank have filed consolidated federal income tax returns and unitary or bank-affiliate state income tax returns, have entered into a consolidated income tax sharing agreement (a complete copy of which has been provided to PFC Acquisition) and have made all required elections in compliance with all applicable sections of the Internal Revenue Code and all regulations issued thereunder, qualifying the Company and the Bank as members of a consolidated group for purposes of the Internal Revenue Code. The consolidated income tax sharing agreement between the Company and the Bank complies with the Federal Reserve Board's policy statement concerning tax sharing agreements and no tax or benefit payments have been made by the Bank to the Company or any local, state or federal tax authority in violation of such policy statement and no amounts are owed by the Company to the Bank as a result of any such payment.

         (k) FINANCIAL STATEMENTS. The Bank's Consolidated Reports of Condition and Reports of Income for the periods ending December 31, 1994 and December 31, 1995; the Bank's daily statement as of June 30, 1996; the Company's Annual Report of Bank Holding Companies (FR Y-6) for the period ending December 31, 1995; and the Company's audited consolidated financial statements for the periods ending December 31, 1994 and December 31, 1995, true and correct copies of which are attached hereto as Schedule 5(k), and any subsequent Consolidated Report of Condition and Report of Income of the Bank, Annual Report of Bank Holding Companies (FR Y-6) of the Company, Semi-Annual Report of Bank Holding Companies (FR Y-9SP) and any subsequent quarterly or monthly report prepared by or on behalf of the Company or the Bank, copies of which are delivered by the Company to PFC Acquisition in accordance with this Agreement (collectively referred to hereinafter as the "Financial Statements"), have been prepared in accordance with GAAP, except as otherwise required by bank regulatory accounting principles, in a manner consistently applied and present fairly the financial condition of the Company and the Bank as of the date indicated. As of the date of each of the Financial Statements, the Company and the Bank have no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, which are not reflected or reserved against in the Financial Statements, or have otherwise been accepted by United and PFC Acquisition in other provisions of this Agreement or in the acceptance of the December 31, 1995 Company Book Value.

         (l) TITLE TO PROPERTIES AND ASSETS. The Company and the Bank have good and marketable title to all of the real and personal property recorded on their books and records, free and clear of all mortgages, pledges, leases, charges, liens, encumbrances, defects or rights of third parties with the exception of (i) liens for taxes, assessments or other governmental charges not yet delinquent, and (ii) such imperfections of the title and minor easements, defects, exceptions and encumbrances, if any, as do not detract from the value of, or interfere with the intended use of, such properties and assets. All Company and Bank property is in good and usable condition and is maintained in accordance with and complies with all applicable laws, ordinances, codes, rules and regulations. All property and assets held by the Company and the Bank under leases are held under valid and enforceable leases, the Company and the Bank are not in default in any respect under any such lease, each lease will continue in full force and effect immediately after the consummation of the transactions contemplated by this Agreement, and there is no dispute between the Company and the Bank, on the one hand, and other parties to such leases or the owners of the leased property, on the other hand.

         (m) ENVIRONMENTAL COMPLIANCE. All real property owned or operated by the Company or the Bank has been operated in compliance with all applicable federal, state and local environmental laws, ordinances, rules and regulations, relating to the handling, storage and disposal of hazardous, toxic or contaminating wastes or substances. The Company's or the Bank's operation of any real property is in compliance with all such environmental laws, ordinances, rules and regulations, including but not limited to the maintenance of all required permits and approvals. The Company and the Bank have not used or stored hazardous, toxic or contaminating wastes or substances on any real property nor has the Company or the Bank discharged or released any such substances upon any real property, including, but not limited to, underground injection of such substances, in violation of any federal, state or local environmental law, ordinance, rule or regulation. To the best knowledge of the Company and the Trust, no other party has engaged in any such use, storage, discharge or release on real property owned or controlled by the Bank or Company. All real property held by the Company or the Bank is free of any petroleum products, underground storage tanks and wells. To the best knowledge of the Company and the Trust, the Bank has not "controlled" or "directed" any borrower such that the Bank would be subject to any liability with respect to any environmental matters in connection with any borrower or any borrower's property.

         (n) NOTES AND OTHER EVIDENCES OF INDEBTEDNESS. All loans, leases and loan commitments extended by the Bank (the "Loans") have been made and maintained in the ordinary course of business, in accordance with the Bank's customary lending standards and policies and in compliance with all applicable laws and regulations. The Bank's loan files contain all notes, leases and other evidences of any indebtedness or lease arrangement, including without limitation all loan agreements, loan participation agreements and certificates, security agreements, mortgages, guarantees, UCC financing statements and similar documents evidencing collateral or other financial accommodations relating to the Loans ("Loan Documents"), other than any minor Loan Document the absence of which does not adversely affect the collectability of any Loan. All Loan Documents are correct in amount, genuine as to signatures of every party thereto, including, but not limited to lessees, makers and endorsers, and were given for valid consideration and to the best knowledge of the Company and the Trust are enforceable in accordance with their respective terms, and none of the obligations represented by the Loan Documents have been modified, altered, forgiven, discharged or otherwise disposed of except as indicated by the Loan Documents or as a result of bankruptcy or other debtor's relief laws of general application. To the best knowledge of the Company and the Trust, none of the Loans is subject to any offsets or claims of offset, or claims of other liability on the part of the Bank. No Loans have been sold subject to an agreement to repurchase. Notwithstanding the foregoing, except as expressly provided in the second sentence of this paragraph, no representation or warranty is made with respect to the collectability of any Loan.

         (o) REGULATORY FILINGS. The Company and the Bank have filed all applicable reports, returns, information and data with state or federal banking authorities and regulatory agencies which are required by state or federal law or regulations or as may be requested by such authorities or agencies.

         (p) EMPLOYEE PLANS. Except as disclosed on Schedule 5(p), the Company and the Bank have not established any oral or written Employee Plan for the directors, officers or employees of the Company or the Bank. For purposes of this Agreement, "Employee Plan" means any pension, retirement, disability, medical, dental or other health insurance plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation policy, severance plan, or other employee benefit plan or arrangement, including, without limitation, any "pension plan" or "welfare plan" as defined by the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), which has been established or operated by the Company or the Bank or offered to any directors, officers or employees of the Company or the Bank. Each Employee Plan has been administered to date or terminated, as the case may be, in compliance with the requirements of the Internal Revenue Code and ERISA. Where applicable, each Employee Plan is fully funded on a termination basis, no prohibited transactions or reportable events have occurred, and all reports required by any government agency with respect to any Employee Plan have been timely filed. Notwithstanding anything to the contrary contained in an Employee Plan, all benefits, liabilities and obligations of the Company or the Bank under an Employee Plan have been fully accrued as of the date hereof and are reflected on the Financial Statements.

         (q) INSURANCE POLICIES. The Company and the Bank have continually maintained insurance policies and bonds insuring the Company and the Bank against losses relating to all real and personal property owned by the Company or the Bank, as the case may be, and any acts of dishonesty by its employees, officers and directors (the "Insurance"). All of the Insurance is for such amounts as are reasonable and customary for institutions of a similar size and is currently in full force and effect. No application filed for the Insurance contains any misstatement of fact or fails to state any fact which may adversely affect the coverage provided. The Company and the Bank have properly and adequately notified all insurance carriers of any and all claims known to the Company or the Bank with respect to the employees, operations and properties of the Company or the Bank for which the Company or the Bank is insured, have complied with all other requirements and conditions of the Insurance, and have received no notice of cancellation of the Insurance.

         (r) DATA PROCESSING EQUIPMENT AND OPERATIONS. The Bank has good and marketable title to all of the computer hardware and software used in the Bank's data processing operations and located on the Bank's premises.

         (s) COMPLIANCE WITH LAWS. The Company and the Bank have complied in all respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the business or any owned or leased properties of the Company or the Bank and to which the Company or the Bank may be subject (including without limitation the Occupational Safety and Health Act of 1970, and all other state or federal acts, including rules and regulations thereunder, regulating or otherwise affecting employee health and safety), and there are no currently pending claims by any such governments or agencies against the Company or the Bank alleging a violation of any such law or regulation.

         (t) CONTRACTS AND OTHER AGREEMENTS. Except as disclosed on Schedule 5(t), neither the Company nor the Bank is a party to or bound by any written or oral (i) contract with any labor union, (ii) employment, agency, consulting or similar contract, (iii) material lease, whether as lessor or lessee, with respect to any real or personal property, (iv) material contract or commitment, (v) guaranty, suretyship, indemnification or contribution agreement, other than its obligations to indemnify its officers and directors in accordance with their Articles of Incorporation or Association and Bylaws, (vi) other contract not made in the ordinary course of business, (vii) contract for the purchase or sale of real or personal property other than in the ordinary course of business, or (viii) contracts for the sale of credit life or disability insurance policies.
    For purposes of this Section 5(t), any agreement or lease involving an amount in excess of $10,000 or a remaining term extending beyond twelve
    (12) months from the date of this Agreement, shall be deemed material.

         (u) CREDIT AGREEMENTS. Neither the Company nor the Bank is a party to or bound by any written or oral long-term debt agreement, credit agreement, sale-leaseback agreement, revolving credit agreement, financing agreement or mortgage on real property, in which the Company or the Bank, as the case may be, is named debtor or mortgagor.

         (v) CONTRACTUAL DEFAULTS. Neither the Company nor the Bank is in default, and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default on its part, in any respect under any agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which would have an adverse effect upon the Company or the Bank, and to the best knowledge of the Company and the Trust, all parties with whom the Company and the Bank have leases, agreements or contracts or who owe obligations to the Company and the Bank (other than under the Loan Documents) are in compliance therewith in all respects.

         (w)  AFFILIATE AND INSIDER TRANSACTIONS.  Except as disclosed on
    Schedule 5(w), no executive officer or director of the Company or the Bank, trustee of any trust holding Company or Bank stock, beneficial owner who, together with such beneficial owner's immediate family, owns 10% or more of the outstanding common stock of the Company or the Bank ("Principal Shareholder"), member of the immediate family of any such executive officer, director or Principal Shareholder, or entity in which any of such persons own any beneficial interest (other than a publicly-held corporation with stock traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by any such persons) (collectively the "Insiders"), has any loan agreement, note or borrowing arrangement or any other agreement with the Company or the Bank (other than normal employment arrangements complying with all applicable laws and regulations) or any interest in any property, real, personal or mixed, tangible or intangible, used and/or pertaining to the business of the Company or the Bank. For purposes of this paragraph, (i) "executive officer" means an officer designated as an executive officer by the Company's or Bank's Board of Directors and (ii) the members of the immediate family of any executive officer, director or Principal Shareholder will consist of the spouse, minor children and adult children (residing at the residence) of such executive officer, director or Principal Shareholder.

         (x) FIDUCIARY DUTIES. The Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as trustee, agent, custodian, personal representative, guardian or investment advisor, in accordance with the terms of the documents governing such relationships, applicable state and federal laws and regulations and common law. Neither the Bank nor any of its directors, officers and employees has committed any breach of trust with respect to any such fiduciary account and the accountings for each such fiduciary account are true and correct statements and accurately reflect the assets of such fiduciary account.

         (y) NO BROKER'S OR FINDER'S FEES. There are no claims for broker's commissions, finder's fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Trust, the Company or the Bank except such fees and commissions payable by the Trust or the Company, as the case may be.

         (z) ADVERSE CHANGE. There has been no adverse change in the business, properties, assets or condition, financial or otherwise, of the Company or the Bank since April 30, 1996.

For purposes of the representations and warranties contained in this Section 5, the personal knowledge of each of the executive officers of the Company is attributed to, and shall be deemed to constitute the knowledge of, the Company; and the personal knowledge of each of the Trustees and the beneficiaries of the Trust is attributed to, and shall be deemed to constitute the knowledge of, the Trust. The representations and warranties contained in this Section 5 shall survive from the date of this Agreement through the Closing Date, and shall be true and correct on the Closing Date, but shall automatically terminate on the Closing Date following completion of the Closing. The Company and the Trust shall have no indemnification obligations whatsoever after the Closing Date. All claims, if any, against the Company and/or the Trust must be resolved prior to the Closing Date.

    6. COMPLETENESS OF DISCLOSURES. No representation or warranty of the Company or the Trust in this Agreement or the Schedules hereto, and no statement, certificate or Schedule furnished or to be furnished by or on behalf of the Trust, the Company or the Bank to United or PFC Acquisition or their agents pursuant hereto or in connection with the transactions contemplated by this Agreement, including, without limitation, the Financial Statements, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. All Schedules to this Agreement, including without limitation the Financial Statements, completely and correctly present in all material respects the information required by this Agreement to be set forth therein.

    7. REPRESENTATIONS AND WARRANTIES OF UNITED AND PFC ACQUISITION. As an inducement to the Trust and the Company to enter into this Agreement, each of United and PFC Acquisition, jointly and severally, makes the following representations and warranties to the Trust and to the Company, which shall be true and correct as of the date hereof and as of the Closing Date.

         (a) AUTHORITY FOR AGREEMENT. Each of United and PFC Acquisition has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder, subject to prior approval by applicable bank regulatory agencies. This Agreement has been duly executed and delivered by each of United and PFC Acquisition and constitutes the valid and legally binding obligation of United and PFC Acquisition enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by United and by PFC Acquisition, and the consummation of the transactions contemplated hereby, will not conflict with or result in any violation of or default under any agreement, understanding, instrument or order to which United or PFC Acquisition is a party or by which United's or PFC Acquisition's property is bound. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for the receipt of all necessary state and federal bank regulatory approvals.

         (b) NO BROKER'S OR FINDER'S FEES. There are no claims for broker's commissions, finder's fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of United or PFC Acquisition, except those which are payable by United or PFC Acquisition, as the case may be.

         (c) ACCOUNTING POLICIES AND PRACTICES. Each of United and PFC Acquisition has reviewed the accounting policies and practices of the Company and the Bank utilized in connection with the calculation of Company Book Value and agrees that Company Book Value is calculated to be $22,386,184 as of December 31, 1995. The Company's accounting policies and practices as utilized for the calculation of Company Book Value as of December 31, 1995 are acceptable to United and PFC Acquisition, except for any personal holding company tax matters.

         (d) PERSONAL HOLDING COMPANY TAX MATTERS. United and PFC Acquisition will not seek indemnification from the Trust or the Company with respect to any personal holding company tax matters. Each of United and PFC Acquisition agrees to waive any objection it may have to the Company's or the Bank's financial records or otherwise with respect to any personal holding company tax matters.

         (e) FINANCING. United has received a commitment letter from Firstar Bank Milwaukee, N.A. to provide up to $24 million in debt financing which is contingent upon United raising satisfactory equity, no adverse change in United's business or financial condition, and United's executing loan documents customary in debt transactions of this type, and United will diligently pursue the same. United and PFC Acquisition have investigated the availability of equity financing in an amount sufficient to enable United and PFC Acquisition to consummate the transaction contemplated hereunder, and have no reason to believe such equity financing will not be obtained, and United and PFC Acquisition will diligently pursue the same.

         (f) DISCOVERIES. Each of United and PFC Acquisition acknowledges that in the course of its due diligence review to date, United and PFC Acquisition have not discovered anything contrary to the representations and warranties of the Trust and the Company contained in Section 5, other than any personal holding company tax matters.

The representations and warranties contained in this Section 7 shall survive from the date of this Agreement through the Closing Date, and shall be true and correct on the Closing Date, but shall automatically terminate on the Closing Date following completion of the Closing. United and PFC Acquisition shall have no indemnification obligations whatsoever after the Closing Date. All claims, if any, against United and/or PFC Acquisition must be resolved prior to the Closing Date.

    8.   OPERATIONS PENDING CLOSING.

         (a) OPERATING COVENANTS. The Company and the Trust, jointly and severally, hereby covenants and agrees with United and PFC Acquisition that, from the date of this Agreement through the Closing Date or the earlier termination of this Agreement, except with the prior written consent of United and PFC Acquisition, the Company or the Bank will not:

              (i) Declare or pay any dividends or distributions with respect to any shares of their capital stock, except that the Bank shall declare and pay a dividend to the Company in an amount consistent with past practice;

              (ii) Borrow any amount or incur or become subject to any liability, except liabilities incurred in the ordinary course of business, but in no event shall the Company or the Bank enter into any long-term borrowings or obligations, other than deposit obligations;

              (iii) Discharge or satisfy any lien or encumbrance on the properties or assets of the Company or the Bank or pay any liability, other than in the ordinary course of business;

              (iv) Sell, assign or transfer any tangible assets, except in the ordinary course of business and for fair and reasonable consideration;

              (v)  Amend their Articles of Association or Incorporation or
         Bylaws;

              (vi) Cancel any debt or claim or waive any right of value, except in the ordinary course of business and for fair and reasonable consideration;

              (vii) Repurchase or enter into any agreement to repurchase all or any portion of any loan previously participated to any other financial institution;

              (viii) Originate any loan which is thereafter participated to another financial institution providing for payment upon default on any basis other than pro rata;

              (ix) Except in the ordinary course of business and consistent with the Bank's current loan policies and safe and sound banking practices, make or commit to make any further advances on any loan which is either in default or classified, whether such classification is a result of a federal bank regulatory examination or internal classification by the Bank's officers or directors, unless the Bank is under a legal obligation to do so;

              (x) Except in the ordinary course of business and consistent with the Bank's current loan policies and safe and sound banking practices, release or agree to release any collateral securing any loan, except where the collateral released is replaced by collateral with an equal or greater value or where the Bank is under a legal obligation to do so;

              (xi) Make, renew or agree to make or renew any loan or advance on any existing loan, except in substantial conformity with the Bank's current loan policies and safe and sound banking practices (where any nonconformity has been approved by the Bank's loan committee);

              (xii) Pay or incur any obligation or liability with respect to capital expenditures which exceed $100,000 in the aggregate;

              (xiii) Fail to timely pay and discharge all federal and state taxes and other accounts payable for which it is liable, provided that the Company or the Bank may deposit an amount equal to any such taxes, in lieu of the payment thereof, into a reserve account from which such taxes will be paid when and to the extent they are found to be properly due and payable;

              (xiv) Pay or commit to pay any additional salary or other compensation to any of the Company or the Bank's officers, directors or employees, other than normal pay raises in the ordinary course of business and an appreciation bonus to the employees of the Bank in an amount calculated by a formula approved by the parties hereto (which amount shall be inclusive of the bonus plus the matching 401(k) contributions with respect to the bonus plus the FICA payroll taxes relating to the bonus) that will be fully accrued on the books of the Company or the Bank prior to the Valuation Date and an incentive bonus to the employees of the Bank in an amount calculated by a formula approved by the parties hereto that will be fully accrued on the books of the Bank prior to the Valuation Date;

              (xv) Make or grant any increase in any Employee Plan, amend or terminate any existing Employee Plan, or adopt any new Employee Plan, except as required by law;

              (xvi) Make any investments, including derivatives or structured notes, except in the ordinary course of business and consistent with prior practices, or sell or agree to sell any investment securities prior to maturity;

              (xvii) Incur or permit to be entered against the Company or the Bank any default judgment, or permit any unsatisfied judgment to remain unsatisfied, provided, however, that the Company or the Bank may deposit an amount equal to any such judgment, in lieu of the payment thereof, into a reserve account from which such judgments will be paid when and to the extent they are found to be properly due and payable and upon exhaustion of the Company's or the Bank's rights to appeal or seek review of such judgments;

              (xviii) Take any other action or enter into any other transaction or agreement, other than in the ordinary course of business; or

              (xix) Fail to conduct its business in, and only in, the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in accordance with the terms and conditions of this Agreement.

         (b) OPERATING REPRESENTATIONS. The Company and the Trust, jointly and severally, represents and warrants to United and to PFC Acquisition that, except as disclosed on Schedule 8(b), for the period from April 30, 1996 through the date of this Agreement, the Company and the Bank have not acted or failed to act in a manner which would constitute a violation of
    Section 8(a) if such action or inaction occurred after the date of this Agreement.

    9.   AFFIRMATIVE COVENANTS.

         (a) COOPERATION WITH UNITED AND PFC ACQUISITION. The Trust and the Company shall, and shall cause the Bank to, cooperate with United and PFC Acquisition in support of United's and PFC Acquisition's applications for prior approval of the merger contemplated by this Agreement.

         (b) DELIVERY OF FINANCIAL STATEMENTS. The Company shall, and shall cause the Bank to, deliver copies of each Consolidated Report of Condition and Report of Income of the Bank, the Semi-Annual Report of Bank Holding Companies (FR Y-9SP) and each quarterly or monthly report prepared by or on behalf of the Company or the Bank after the date of this Agreement to United and PFC Acquisition within ten (10) days after such reports have been prepared.

         (c) NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the others of (i) the occurrence or nonoccurrence of any event, act or omission or the discovery of any information which would be likely to cause any representation or warranty on its part and contained in this Agreement, the Financial Statements or Schedules to be materially untrue or inaccurate when made, or at any time on or before the Closing Date and (ii) any material failure of any such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         (d) CONSULTATION. The Company shall cause John Woodhead (or a person designated by John Woodhead) to confer on a regular and frequent basis with Don Davies (or a person designated by United and PFC Acquisition) (as representative of United and PFC Acquisition) to report operational matters and the general status of the ongoing operations of the Company and the Bank.

         (e) LOAN LOSS PROVISIONS. For the period from January 1, 1996 through the Valuation Date, the Company shall cause the Bank to continue to make its budgeted $40,000 monthly provisions to its Loan Loss Reserve consistent with the Bank's policies and past practices, which will result in a total provision for the period of Four Hundred Forty Thousand Dollars ($440,000) or such greater amount as may be recommended by any federal or state regulatory agency, exclusive of the amount of any recoveries received or charge-offs made by the Bank, and continue to charge off loans on the books of the Bank as a loss or as uncollectible, in accordance with the Bank's loan policies and as required by any federal or state bank regulations, policy statements or bulletins.

         (f) XYZ LOANS. Simultaneous with the Closing, a portion of the aggregate Merger Consideration equal to the sum of (1) the book value of that certain loan identified by the parties hereto (referred to herein as the "XYZ Loan") held by the Bank (calculated as the aggregate outstanding principal amount plus all accrued but unpaid interest less the loan loss reserve amount for such loan, all as reflected in the Valuation Date Financial Statements), and (2) the book value of that certain loan identified by the parties hereto (referred to herein as the "XYZ Loan") held by the Company (calculated as the aggregate outstanding principal amount plus all accrued but unpaid interest, all as reflected in the Valuation Date Financial Statements) (collectively, the "XYZ Loan Amount") shall be paid to an entity mutually acceptable to the Company and PFC Acquisition as escrow agent (the "XYZ Loan Agent"). The XYZ Loan Agent shall then immediately purchase the XYZ Loan held by the Bank and the XYZ Loan held by the Company at an aggregate purchase price equal to the XYZ Loan Amount. Upon receipt of the XYZ Loan Amount, the Bank and the Company shall assign and endorse, all without recourse, to the XYZ Loan Agent each and every loan document in their possession relating to the XYZ Loans.

         (g) PURCHASE OF DESIGNATED LOANS. On or before the Valuation Date, the Trust shall purchase from the Bank each Designated Loan. As used herein, a "Designated Loan" means any loan or any commitment to make a loan or any increase in any line of credit (but does not mean a renewal of an existing loan, commitment or line of credit [provided such renewal is made consistent with the Bank's current loan policies and safe and sound banking practices], nor a draw down on an existing line of credit), in the amount of $250,000 or more, made or entered into or increased after the date of this Agreement which PFC Acquisition did not consent to in writing at the time the loan was made or the commitment was entered into or the line of credit increased. The parties agree that in connection with any potential Designated Loan, the Trust shall provide PFC Acquisition with the information required by the form attached hereto as Exhibit D (the "Consent Form"), and PFC Acquisition will attend the loan committee meeting where such loan will be discussed. Following the presentation of such loan, PFC Acquisition will indicate its consent to, or the withholding of its consent to, such loan on the Consent Form. If PFC Acquisition receives two (2) business days advance written notice of a regularly scheduled loan committee meeting where any Designated Loan will be discussed, and PFC Acquisition fails to attend such loan committee meeting, then PFC Acquisition shall be deemed to have consented to the Designated Loan as described in such notice.

         (h) COMPANY SHAREHOLDER MEETING. On or before November 6, 1997, the Company shall duly call and hold a special shareholder's meeting for the purpose of voting upon the Plan of Merger pursuant to notice duly given in accordance with MBCA Section 302A.613, Subd. 1 (which notice shall inform each shareholder of the right to dissent as provided in MBCA Section 302A.473, Subd. 2). At such special shareholder's meeting, the Trust shall vote all of the shares of stock of the Company owned of record by it approving and authorizing the execution and delivery of this Merger Agreement and the Plan of Merger, and approving each other transaction contemplated by this Agreement.

         (i) CAMBRIDGE TAX REFUND CLAIM. On or before the Valuation Date, the Company shall cause the Bank to assign to all of the Company's shareholders all of the Bank's right, title and interest in and to any refund of Minnesota income taxes for the years 1979 through 1983 for which a claim for refund may be submitted relating to the "Cambridge" case (the "Cambridge Tax Refund Claim"). Simultaneous with such assignment, the Trust shall deliver to the Bank an agreement by the Trust's beneficiaries to indemnify the Bank for any costs, expenses, interest, penalties or fines that may be assessed against the Bank in the event that any taxing authority deems the Cambridge Tax Refund Claim "received" by the Bank. In the event that the Trust requests the Bank to provide information to the Trust to enable the Trust to pursue the Cambridge Tax Refund Claim, the Trust shall reimburse the Bank for the cost and expense of providing such information at a rate of $50 per hour per person on the Bank's staff compiling the information, any actual out-of-pocket costs paid by the Bank to professionals engaged by the Bank to provide such information and the Bank's then customary copying charges. The reimbursement amount shall be due and payable upon delivery to the Trust of the requested information.

         (j) EXERCISE OF STOCK OPTIONS. On or before the Valuation Date, the Company shall cause the holder of each outstanding stock option described in Section 5(d) to exercise such option. The holder of such option shall pay the exercise price specified in such option in cash or in a note payable to the Company (such note to carry a prevailing market rate of interest). The Surviving

    Corporation shall have the right to apply the Merger Consideration payable to the holder for such holder's Shares in prepayment of the note and accrued interest thereon.

    10.  ACCESS TO INFORMATION AND PRE-CLOSING EXAMINATION.

         (a) The Company shall permit and shall cause the Bank to permit United and PFC Acquisition reasonable access upon reasonable advance notice to the Company's and the Bank's properties, board of directors and outside consultants, including attendance at board of directors' and loan committee meetings, and shall disclose and make available (together with the right to copy) to United and PFC Acquisition and to the internal auditors, loan review officers, employees, attorneys, accountants and other representatives of United and PFC Acquisition, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of the Company and the Bank including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files including legal research memoranda, documents relating to assets, titles, abstracts, plans affecting employees, securities transfer records, shareholder lists and other assets, business activities or prospects in which United and PFC Acquisition may have a reasonable interest. Absent a writing to the contrary executed by an authorized representative of United and PFC Acquisition, United's and PFC Acquisition's investigation or lack thereof shall not result in a waiver of any of United's and PFC Acquisition's rights or claims against the Trust or the Company arising as a result of such breach. In addition, the Company shall instruct, and shall cause the Bank to instruct, its officers, employees, counsel and accountants to be available for, and respond to any questions of, such representatives of United and PFC Acquisition.

         (b) All information furnished to United and PFC Acquisition pursuant hereto or as otherwise provided to United and PFC Acquisition by the Trust, the Company, the Bank or their representatives will be treated as confidential in accordance with the provisions of that certain Confidentiality Agreement, dated as of April 2, 1996, a copy of which is attached hereto as Exhibit F. The Trust and the Company acknowledges that United will be preparing a securities disclosure document in connection with the equity financing described in Section 7(e). To the extent such disclosure document includes confidential information, United will provide the Trust and the Company with an opportunity to review the relevant portions of the disclosure document and the Trust and the Company shall promptly provide reasonable comments to United with respect to such portions.

    11.  Intentionally omitted.

    12. CLOSING CONTINGENT UPON OBTAINING REGULATORY APPROVAL. As soon as practicable, but in no event later than ten (10) days after the date all of the parties have executed this Agreement, United and PFC Acquisition shall file notices and applications with the appropriate bank regulatory agencies, for prior approval of the proposed Merger as required by applicable laws and regulations, and use its best efforts to obtain such approvals. United and PFC Acquisition shall provide the Company with copies of all applications and notices filed pursuant to this Section. The Company agrees to provide United and PFC Acquisition with any information regarding the Company and the Bank that United and PFC Acquisition may request in the preparation of such application. All applications submitted by United and PFC Acquisition shall be prepared in accordance with all written state and federal policies and regulations relating thereto. Except as otherwise provided herein, all of United's or PFC Acquisition's obligations under this Agreement are contingent upon successfully obtaining all necessary regulatory approvals for the Merger.

    13. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. All of the agreements and obligations of the Company under this Agreement are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent, any or all of which may be waived in whole or in part in writing by the Company:

         (a) The representations and warranties of United and PFC Acquisition set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made at and as of each of such dates;

         (b) Each of United and PFC Acquisition shall have materially performed and complied with all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

         (c) All necessary state and federal bank regulatory agencies have approved the Merger and all waiting and appeal periods prescribed by applicable law or regulation shall have expired; and

         (d) No court or governmental authority of competent jurisdiction shall have issued a permanent order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

    14. CONDITIONS PRECEDENT TO OBLIGATIONS OF UNITED AND PFC ACQUISITION. All of the agreements and obligations of United and PFC Acquisition under this Agreement are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent, any or all of which may be waived in whole or in part in writing by United and PFC Acquisition:

         (a) The representations and warranties of the Trust and the Company set forth in this Agreement and all of the Schedules hereto shall have been true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of each of such dates;

         (b) The Trust and the Company shall each have materially performed and complied with all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

         (c) United and PFC Acquisition shall have received approval by all state and federal bank regulatory agencies as may be required by law for the Merger and all waiting and appeal periods prescribed by applicable law or regulation shall have expired, such approvals shall be consistent with the applications as described in Section 12, and no approval, licenses or consent granted by any regulatory authority shall contain any requirement, covenant or condition which materially alters or impairs the consummation of this transaction, as described in the applications, or which in the reasonable judgment of United and PFC Acquisition would be unduly burdensome to United and PFC Acquisition;

         (d) United and PFC Acquisition shall have received a favorable opinion of the Company's special counsel as of the Closing Date in form and substance satisfactory to counsel for United and PFC Acquisition, to the effect that:

              (i) The Company is duly organized, validly existing and in good standing under the laws of the State of Minnesota; and

              (ii) The Bank is duly organized, validly existing and in good standing under the laws of the United States, is in good standing under the laws of the State of Minnesota, and has the requisite banking association power and authority to carry on the business of banking; and

              (iii) The execution, delivery and performance of this Agreement by the Company and consummation by the Company of the transactions contemplated by this Agreement will not constitute a default by the Company or the Bank under their Articles of Incorporation or Association or Bylaws;

              (iv) The Shares are fully paid and nonassessable; and

              (v) The Company has properly and completely complied with the provisions of MBCA Section 302A.613, Subd. 1 and MBCA Section 302A.473, Subd. 2;

         (e) No court or governmental authority of competent jurisdiction shall have issued a permanent order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

         (f) The Company shall have delivered to PFC Acquisition evidence satisfactory to PFC Acquisition that the Company has good and marketable title to the Bank's building and premises located at 7001 Bass Lake Road, New Hope, Minnesota;

         (g) As of the Valuation Date, the Company Book Value will not be less than Twenty-Three Million Eight Hundred Thousand Dollars ($23,800,000); and

         (h) The Company shall have caused the repayment or sale of each and every loan and lease and the termination of each and every agreement or arrangement described on Schedule 5(w) and designated by PFC Acquisition in writing at least sixty (60) days prior to the Closing Date for repayment or termination.

    15. DELIVERY OF DOCUMENTS. On the Closing Date, PFC Acquisition and the Company shall execute and/or deliver to the other party the following documents, instruments and agreements, together with such other documents, instruments and agreements as the other party (or its/their counsel) may reasonably request to consummate the Merger contemplated hereby:

         (a)  BY PFC ACQUISITION:

              (i) Cash, certified or bank cashier's checks, or confirmation of the wire transfer of the amounts set forth in Section 3(d).

         (b)  BY THE COMPANY:

              (i) Stock certificate issued to United representing shares of stock in the Surviving Corporation.

              (ii) Stock Certificates duly endorsed for transfer representing the Shares held by the Trust and other nondissenting shareholders; and

              (iii) The minute book and other corporate records of the Company and the Bank as may be requested by PFC Acquisition.

    16. TERMINATION; LIQUIDATED DAMAGES. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing
Date:

         (a) By mutual written consent of the Company, the Trust, PFC Acquisition and United.

         (b) At the written election of United and PFC Acquisition in the event of any material breach of any of the representations, warranties or covenants of the Company or the Trust contained in this Agreement which is not cured within thirty (30) days following United's and PFC Acquisition's written notice to the Company and the Trust specifying such breach (or such longer period of time as may be reasonably necessary to cure such breach provided the Company and the Trust are diligently pursuing such cure).

         (c) At the written election of the Company and the Trust in the event of any material breach of any of the representations, warranties or covenants of United or PFC Acquisition contained in this Agreement which is not cured within thirty (30) days following the Company and the Trust's written notice to United and PFC Acquisition specifying such breach (or such longer period of time as may be reasonably necessary to cure such breach provided United and PFC Acquisition is diligently pursuing such cure).

As used in subparagraph (b) above, "material breach" shall mean (i) the failure of the Company to deliver the items listed in Sections 15(b)(i) and (ii), free and clear of all liens, claims and encumbrances, on the Closing Date (January 16, 1997 or such other date as agreed to by the parties pursuant to Section 4),
(ii) the Company Book Value is less than Twenty-Three Million Eight Hundred Thousand Dollars ($23,800,000) as of the Valuation Date, or (iii) any other breach, which either alone or when combined with other then existing breaches, would or could result in a loss, cost or liability in excess of $250,000 which loss, cost or liability is not reflected on the Valuation Date Financial Statements.

As used in subparagraph (c) above, "material breach" shall mean (i) the failure of United or PFC Acquisition to deliver the Merger Consideration to the Trust and other nondissenting shareholders of the Company, as provided in Section 3(d) on the Closing Date (January 16, 1997 or such other date agreed to by the parties pursuant to Section 4), even if such failure is attributable to United's or PFC Acquisition's failure to obtain any required regulatory approvals, or
(ii) any other breach, which either alone or when combined with other then existing breaches, would or could result in a loss, cost or liability in excess of $250,000.

The parties acknowledge that Firstar Bank of Milwaukee, N.A. has issued its irrevocable letter of credit for the account of United and PFC Acquisition, in favor of the Company, in the aggregate amount of $1,000,000, a copy of which letter of credit is attached hereto as Exhibit G (the "Letter of Credit"). The Company shall be entitled to make one draw, if any, under the Letter of Credit only as follows: (1) in the event that the Company terminates this Agreement in accordance with Section 16(c) and United or PFC Acquisition has not obtained binding commitments for the debt and equity financing necessary to enable United or PFC Acquisition to consummate the transaction contemplated by this Agreement, then the Company shall be entitled to draw under the Letter of Credit in the amount of $1,000,000; or (2) in the event that the Company terminates this Agreement in accordance with Section 16(c) and United or PFC Acquisition has obtained binding commitments for the debt and equity financing necessary to enable United or PFC Acquisition to consummate the transaction contemplated by this Agreement, then the Company shall be entitled to draw under the Letter of Credit in the amount of $500,000; or (3) in the event that this Agreement is terminated in accordance with Section 16(a) or United or PFC Acquisition terminates this Agreement in accordance with Section 16(b), then the Company shall not be entitled to any draw under the Letter of Credit.

As used herein, a "binding commitment for the debt and equity financing necessary to enable United or PFC Acquisition to consummate the transaction" shall mean legally enforceable agreements whereby United and/or PFC Acquisition could contractually require third parties to purchase at least $15,000,000 of United's or PFC Acquisition's equity securities and to lend United or PFC Acquisition enough money to consummate the transaction contemplated by this Agreement.

If this Agreement is terminated, as provided in this Section 16, this Agreement will become void and there will be no liability or further obligation hereunder on the part of United or PFC Acquisition or the Trust or the Company, except pursuant to Section 10(b). Without in any way limiting the generality of the foregoing, EACH OF THE TRUST AND THE COMPANY ACKNOWLEDGES AND AGREES THAT THE TRUST'S AND THE COMPANY'S SOLE REMEDY AND UNITED'S AND PFC ACQUISITION'S SOLE LIABILITY IN THE EVENT OF ANY TERMINATION OF THIS AGREEMENT BY THE TRUST, THE COMPANY OR BY UNITED OR PFC ACQUISITION SHALL BE THE COMPANY'S ENTITLEMENT TO MAKE A DRAW UNDER THE LETTER OF CREDIT AS EXPRESSLY PROVIDED ABOVE, AND THAT UNITED AND/OR PFC ACQUISITION SHALL NOT BE LIABLE FOR ANY DAMAGES OF ANY KIND, WHETHER DIRECT OR INDIRECT, INCLUDING, WITHOUT LIMITATION, ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

    17.  CONFIDENTIALITY.  Except where United or PFC Acquisition or the
Company or the Trust may be advised by counsel that disclosure is required under applicable law, United or PFC Acquisition or the Company or the Trust shall not make, and shall advise their agents and the Company's and the Bank's directors, officers, representatives and agents not to make, any public statement concerning the transactions contemplated by this Agreement without first consulting with, and obtaining the approval of, the other parties hereto.

    18. AMENDMENT. No amendment, modification, termination or waiver of any provision of this Agreement will be effective unless in writing and signed by all parties hereto.

    19. SUCCESSORS IN INTEREST. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns.

    20. PARTIAL INVALIDITY. Any provision of this Agreement which is prohibited or unenforceable will be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

    21. ENTIRE AGREEMENT. Except as otherwise specified herein, this Agreement contains the entire agreement between the parties hereto with respect to the Merger contemplated hereby and supersedes all prior agreements and understandings among the parties, if any, with respect to such Merger.

    22. HEADINGS. The headings of Sections herein are for purpose of reference only and shall not limit or otherwise affect the meaning hereof.

    23. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Minnesota.

    24. EXPENSES. Each party shall each pay their respective expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, their respective legal fees, expenses, commissions and filing fees regardless of whether such transactions are consummated.

    25. WAIVERS. No failure or delay on the part of any party in exercising any right, power or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

    26. ASSIGNABILITY. No party may assign any of their rights, liabilities or obligations under this Agreement without the prior written consent of the other parties hereto.

    27. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or deposited in the United States Mail, mailed first class, certified and return receipt requested, addressed as indicated at the beginning of this Agreement. Any party may, by notice so given to the other party, change the address to which notices shall thereafter be sent. In all events, the postmark date of such notice or notices shall be deemed the effective date of such notice for all purposes hereunder.

    28. NO SHOP. Prior to the Closing Date, or earlier termination of this Agreement, neither the Trust nor the Company will directly or indirectly solicit, initiate or encourage the submission of inquiries, proposals or offers from any person or entity relating to any acquisition or purchase of assets of, or any equity interest in, the Company and/or the Bank, or any tender offer, exchange offer, merger, consolidation, business combination, sale of substantial assets or of a material amount of assets, sale of securities, recapitalization, liquidation, dissolution or similar transactions involving the Company and/or the Bank.

    29. SPECIFIC PERFORMANCE. The Company and the Trust each acknowledges and agrees that irreparable damage would occur to United and PFC Acquisition in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Company and the Trust each agrees that United and PFC Acquisition shall be entitled to obtain an injunction or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which United and PFC Acquisition is entitled in law or in equity.

    30. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[THE SIGNATURE PAGES FOLLOW].

                                    SIGNATURE PAGE
                                          to
                                   MERGER AGREEMENT
                             dated as of October 7, 1996
                        Respecting Park Financial Corporation

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                       PFC ACQUISITION CORP.


                                       By  /s/
                                          -------------------------------
                                         Its
                                              ---------------------------


                                       and


                                       By  /s/
                                          -------------------------------
                                         Its
                                              ---------------------------


                                       PARK FINANCIAL CORPORATION


                                       By  /s/
                                          -------------------------------
                                         Its
                                              ---------------------------


                                       THE PARK FINANCIAL CORPORATION
                                       COMMON STOCK REVOCABLE TRUST,
                                       UNDER AGREEMENT DATED MAY 28, 1980


                                       By  /s/
                                          -------------------------------
                                         Paul Klaverkamp
                                         A Trustee


                                       and


                                       By  /s/
                                          -------------------------------
                                         Edith Darling Ries
                                         A Trustee





                                    [Page 1 of 2]

                                       UNITED COMMUNITY BANCSHARES, INC.


                                       By  /s/
                                          -------------------------------
                                         Its
                                              ---------------------------


                                       and


                                       By  /s/
                                          -------------------------------
                                         Its
                                              ---------------------------




                                    [Page 2 of 2]

                                   LIST OF EXHIBITS


Exhibit A:    Plan of Merger

Exhibit B:    Form of Articles of Merger

Exhibit C:    Intentionally Omitted

Exhibit D:    Form of Consent for New Credit Accommodations exceeding $250,000

Exhibit E:    Intentionally Omitted

Exhibit F:    Confidentiality Agreement

Exhibit G:    Letter of Credit


                                  LIST OF SCHEDULES


Schedule 5(d) - Capitalization

Schedule 5(g) - Litigation

Schedule 5(k) - Financial Statements

Schedule 5(p) - Employee Plans

Schedule 5(t) - Contracts

Schedule 5(w) - Affiliate Transactions

Schedule 8(b) - Operating Representations

                                      EXHIBIT A




                                    PLAN OF MERGER

                                    PLAN OF MERGER
                                          OF
                                PFC ACQUISITION CORP.
                                         INTO
                              PARK FINANCIAL CORPORATION


                                      ARTICLE 1.
                                      THE MERGER

    1.1) SURVIVING CORPORATION. In accordance with the provisions of this Plan and the applicable laws of the State of Minnesota, at the Effective Time (as defined in Section 1.2), PFC Acquisition Corp. ("PFC Acquisition") shall be merged with and into Park Financial Corporation ("Park Financial"), and Park Financial shall be the Surviving Corporation and shall continue its corporate existence and organization under the laws of the State of Minnesota, and the separate existence of PFC Acquisition shall thereupon cease. The name of the Surviving Corporation shall be Park Financial Corporation.

    1.2) EFFECTIVE TIME. As used in this Agreement, the term "Effective Time" shall be the later of (a) the close of business on the date of filing of the Articles of Merger with the Minnesota Secretary of State in the manner described in Minnesota Statutes Section 302A.011, Subd. 11 and Section 302A.615, Subd. 2 and (b) 12:01 a.m. January 16, 1997.

    1.3) ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of Park Financial then in effect shall constitute and be the Articles of Incorporation of the Surviving Corporation until amended or changed as provided therein or by law.

    1.4) BYLAWS. At the Effective Time, the Bylaws of Park Financial then in effect shall constitute and be the Bylaws of the Surviving Corporation until amended or changed as provided therein or by law.

    1.5) BOARD OF DIRECTORS. The Board of Directors of the Surviving Corporation shall consist of five members as follows: R. Scott Jones, Galen T. Pate, Marcia L. O'Brien, John H. LeMay, and Donald M. Davies. Such directors shall serve until such board may be changed or reconstituted as provided by the Articles of Incorporation or Bylaws of the Surviving Corporation, or by law.

    1.6) OFFICERS.  The officers of the Surviving Corporation shall consist of:
Galen T. Pate as Chairman; R. Scott Jones as President; Marcia L. O'Brien as Chief Financial Officer; Donald M. Davies as Vice President; and John H. LeMay as Secretary. Such officers shall serve until such officers may be changed as provided by the Articles of Incorporation or Bylaws of the Surviving Corporation, or by law.

    1.7) CERTAIN EFFECTS OF THE MERGER. At the Effective Time, the Surviving Corporation shall succeed to and possess all the rights, privileges, powers, franchises and immunities of a public as well as of a private nature, and be subject to all liabilities, restrictions, disabilities, and duties of both of PFC Acquisition and Park Financial (collectively the "Constituent Corporations"); and all and singular, the rights, privileges, powers, franchises and immunities of both of the Constituent Corporations and all properties, real, personal and mixed, and all other things in action of or belonging to either of the Constituent Corporations on whatever account, shall be vested in the Surviving Corporation; and all properties, assets, rights, privileges, powers, franchises, immunities and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were or would be of the Constituent Corporations or either of them; and title to any real estate or any interest therein vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by any reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens at the Effective Time, and all debts, liabilities and duties of either of the Constituent Corporations shall thenceforth become those of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

    1.8) FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any instruments of further assurance are desirable in order to evidence the vesting in it of the title of either of the Constituent Corporations to any of the property rights of the Constituent Corporations, the appropriate officers or directors of PFC Acquisition or of Park Financial, as the case may be, are hereby authorized to execute, acknowledge and deliver all such instruments of further assurance and to do all other acts or things, either in the name of PFC Acquisition, in the name of Park Financial, or in the name of the Surviving Corporation, as may be requisite or desirable to carry out the provisions of this Plan.


                                      ARTICLE 2.
                        MANNER AND BASIS OF CONVERTING SHARES

    2.1) PFC ACQUISITION SHARES. At the Effective Time, each share of Common Stock of PFC Acquisition then outstanding shall, by virtue of the Merger and without any further action on the part of the holder thereof, be converted into and thereafter shall constitute one issued and outstanding share of Common Stock of the Surviving Corporation.

    2.2) PARK FINANCIAL SHARES. At the Effective Time, each share of Common Stock of Park Financial then outstanding (and held by shareholders other than PFC Acquisition) shall, by virtue of the Merger and without any further action on the part of the holder thereof, be converted into and thereafter shall
constitute the right to receive a cash payment of $             .*
                                                   --------------

* TO BE COMPLETED FOLLOWING THE VALUATION DATE AND CALCULATION OF THE MERGER CONSIDERATION AS SET FORTH IN THE MERGER AGREEMENT.

                                      EXHIBIT B




                              FORM OF ARTICLES OF MERGER

                                  ARTICLES OF MERGER
                                          OF
                                PFC ACQUISITION CORP.
                                         INTO
                              PARK FINANCIAL CORPORATION


    Pursuant to the provisions of Minnesota Statutes Section 302A.615, Subd. 1, the following Articles of Merger are executed on the date hereinafter set forth:

    FIRST: The names of the corporations which are parties to the merger are PFC Acquisition Corp., a Minnesota corporation ("PFC Acquisition"), and Park Financial Corporation, a Minnesota corporation and the surviving corporation ("Park Financial").

    SECOND: The Plan of Merger attached hereto has been duly approved by each of PFC Acquisition and Park Financial pursuant to Section 302A.613 of Minnesota Statutes.

    The undersigned swears that the foregoing is true and accurate and that they have the authority to sign these Articles of Merger on behalf of PFC Acquisition and Park Financial.


Dated:             , 1997         PFC ACQUISITION CORP.
      --------------

                                       By
                                          -------------------------------
                                         Its Chief Executive Officer


                                       PARK FINANCIAL CORPORATION


                                       By
                                          -------------------------------
                                         Its Chief Executive Officer

                                      EXHIBIT C


                                INTENTIONALLY OMITTED

                                      EXHIBIT D




                            FORM OF CONSENT FOR NEW CREDIT

                          ACCOMMODATIONS EXCEEDING $250,000

    PARK NATIONAL BANK
COMMERCIAL LOAN CONSENT FORM
  MEETING DATE:
                ---------------
                                                                           Proposed      APPROVED
                                             Type of          Risk          Credit        Credit         United
                                              Credit         Rating       Extension     Extension      Initials
                                              ------         ------        ---------     ---------      --------
Borrower

         -------------------------------

Purpose                                                                   $             $
         -------------------------------   -------------   ------------   -----------   ------------   -----------


Borrower

         -------------------------------

Purpose                                                                   $             $
         -------------------------------   -------------   ------------   -----------   ------------   -----------


Borrower

         -------------------------------

Purpose                                                                   $             $
         -------------------------------   -------------   ------------   -----------   ------------   -----------


Borrower

         -------------------------------

Purpose                                                                   $             $
         -------------------------------   -------------   ------------   -----------   ------------   -----------


Borrower

         -------------------------------

Purpose                                                                   $             $
         -------------------------------   -------------   ------------   -----------   ------------   -----------


Borrower

         -------------------------------

Purpose                                                                   $             $
         -------------------------------   -------------   ------------   -----------   ------------   -----------


Borrower

         -------------------------------

Purpose                                                                   $             $
         -------------------------------   -------------   ------------   -----------   ------------   -----------

PFC ACQUISITION CONSENT*
                         ----------------------------    -------------------
                             signature                       date
      *PFC Acquisition's consent to the foregoing shall in no way be deemed or construed as, participation in such loan approval activity, and shall in no way result in, or be deemed or construed as, a waiver of any representation or warranty, or any other covenant, of the Company or the Trust under the Merger Agreement (other than for the limited purpose specified in Section 9(g)).

                                      EXHIBIT E



                                INTENTIONALLY OMITTED

                                      EXHIBIT F



                              CONFIDENTIALITY AGREEMENT

                                                                         LARSON
                                                                         ALLEN
                                                                        WEISHAIR
                                                                         & CO.
                                                                      Suite 1000
612-376-4500                                              220 South Sixth Street
Fax 376-4850                                         Minneapolis, MN  55402-4505

April 2, 1996

                                                       CONFIDENTIALITY AGREEMENT

Park Financial Corporation
c/o Terry A. Enger
Larson, Allen, Weishair & Co., LLP
Suite 1000, 220 S. Sixth Street
Minneapolis, MN  55402

Gentlemen:

In connection with our possible interest in acquiring Park Financial Corporation ("Company") and its subsidiary bank, Park National Bank ("Bank") you are furnishing us with a Confidential Descriptive Memorandum which contains certain information relating to the Company and Bank which is either nonpublic, confidential or proprietary in nature. This Memorandum and any additional information you may furnish to us in the course of our investigation of the Company and Bank, together with all analyses, compilations, forecasts, studies, and other documents prepared by us or our representatives (including our agents, attorneys, accountants, financing sources, and financial advisors) or employees which contain, summarize or otherwise reflect such information or our review of the Company and Bank, is hereinafter referred to as the "Information." In consideration of your furnishing us with the Information we agree that:

1. The Information will be kept confidential and will not, without your prior written consent, be disclosed by us, or by our representatives or employees, in any manner whatsoever, directly or indirectly, in whole or in part, and will not be used by us, our representatives or employees, directly or indirectly, for any purpose other than evaluating the transaction described above. Moreover, we agree to reveal the Information only to those of our employees and representatives who need to know the Information for the purpose of evaluating the transaction described above, who are informed by us of the confidential nature of the Information and who shall agree to be bound by and to act only in accordance with the terms and conditions of this Confidentiality Agreement ("Agreement"). We shall be responsible for any breach of the Agreement by our affiliates, employees, or representatives.

2. Without your prior written consent, except as required by law, and then only after prompt notice to you of our intention to disclose, we and our representatives and employees will not disclose to any person the fact that the Information has been made available, that discussions or negotiations are taking place or have taken place concerning a possible transaction involving us and the Company and Bank or the fact or nature of any offer made or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof.

3. All copies of the Information, except for that portion of the Information which consists of our analyses, compilations, forecasts will be returned to you immediately upon your request. That portion of the Information which consists of our analyses, compilations, forecasts, studies or other documents prepared by us, our representatives or employees, will be held by us and kept confidential and subject to the terms of this Agreement, or shall be destroyed immediately upon the request of the Company, and any oral Information will continue to be subject to the terms of this Agreement. (Such destruction will be confirmed in writing at the Company's request.)

CONFIDENTIALITY AGREEMENT
April ____, 1996
Page Two

4. We acknowledge that neither you nor any of your representatives or affiliates have made any express or implied representation or warranty as to the accuracy or completeness of the Information, and each of you expressly disclaims any and all liability that may be based on the Information, errors therein or omissions therefrom. We agree that we are not entitled to rely on the accuracy or completeness of the Information and that we shall be entitled to rely solely on the representations and warranties made to us by the Company and/or its shareholders in the final written acquisition.

5. In the event that we or anyone to whom we directly or indirectly transmit Information pursuant to this Agreement becomes legally compelled to disclose any of the Information, we will provide you with prompt notice so that you may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of the Agreement. In the event that such protective order or other remedy is not obtained, or that the Company expressly in writing waives compliance with the provision of the Agreement, we will furnish only that portion of the Information that we are advised by opinion of counsel is legally required and will exercise our best efforts to obtain reliable assurances that confidential treatment will be accorded the Information.

6. We understand and agree that no contract or agreement regarding a possible acquisition shall be deemed to exist between us unless and until a final definitive acquisition agreement has been executed. We hereby waive, in advance, any claims (including, without limitation, claims for breach of contract) in connection with the transaction described above unless and until we shall have entered into a final definitive acquisition agreement with respect thereto. We also agree that unless and until a final definitive acquisition agreement has been executed, you do not have any legal obligation to negotiate exclusively with us, or any legal obligation of any kind whatsoever by virtue of this Agreement except for the matters specifically agreed to herein.

7. Without the Company's prior written consent, for a period of one year from and after the date of this Agreement, neither we nor any of our affiliates will directly or indirectly solicit for employment, employ, or otherwise contract for the services of any person who is now employed (either as an employee or full-time consultant) by the Company or Bank.

8. We agree that we will have no discussions, correspondence or other contact with the Company or any of its customers, employees or shareholders for the purpose of obtaining information concerning any of the Company's or Bank's businesses or assets except with the Company's designated representatives.

9. We acknowledge that remedies at law may be inadequate to protect against breach of the Agreement, and we hereby in advance agree to the granting of injunctive relief in your favor without proof of actual damages. We agree to save and hold you harmless from and against actual damages, losses, liabilities, judgments, costs, and attorney's fees arising out of our breach of this Agreement.

10. This Agreement shall be governed by and construed in accordance with the Laws of the State of Minnesota applicable to agreements made and to be performed within such state.

CONFIDENTIALITY AGREEMENT
April ____, 1996
Page Two



Sincerely,

UNITED COMMUNITY BANCSHARES, INC.


By:  /s/
   ----------------------------------
    Its:  PRESIDENT
         ----------------------------

Date:             4/2/96
     --------------------------------

Agreed and accepted on behalf of
PFC COMMON STOCK REVOCABLE TRUST

on April 8, 1996.

By:  /s/
   ----------------------------------
    Its:  AGENT
         ----------------------------

                                      EXHIBIT G



                                   LETTER OF CREDIT

                              [FORM OF LETTER OF CREDIT]


             THIS LETTER OF CREDIT REPLACES CREDIT ISSUES AUGUST 29, 1996



OCTOBER 7, 1996

BENEFICIARY:                           APPLICANT:
PARK FINANCIAL CORPORATION             UNITED COMMUNITY BANCSHARES, INC.
C/O J. KEVIN COSTLEY, ESQUIRE               AND PFC ACQUISITION CORP.
LINDQUIST & VENNUM P.L.L.P.            2600 EAGAN WOODS DRIVE
4200 IDS CENTER                        SUITE 155
80 SOUTH 8TH STREET                         EAGAN, MN  55121
MINNEAPOLIS, MN  55402-2225            ATTN: MS. MARCIA O'BRIEN
                                        EXECUTIVE VICE PRESIDENT


                                  EXPIRY DATE:  THE EARLIER OF CONSUMMATION OF
                                  THE MERGER AGREEMENT BETWEEN PARK FINANCIAL
                                  CORPORATION AND PFC ACQUISITION CORP.


OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. S102182

GENTLEMEN/MADAM:

WE HEREBY ESTABLISH IN YOUR FAVOR, OUR IRREVOCABLE STANDBY LETTER OF CREDIT FOR ACCOUNT AND BY ORDER OF THE APPLICANT, NOT EXCEEDING A TOTAL AMOUNT OF 1,000,000.00 U.S. DOLLARS (ONE MILLION 00/100 U.S. DOLLARS).

PAYMENT UNDER THIS LETTER OF CREDIT IS AVAILABLE BY YOUR DRAFT AT SIGHT ON FIRSTAR BANK MILWAUKEE, N.A., MILWAUKEE, WI IN THE AMOUNT OF $1,000,000.00 ACCOMPANIED BY A SIGNED STATEMENT FROM THE BENEFICIARY HEREOF, CERTIFYING THAT IT HAS TERMINATED THAT CERTAIN MERGER AGREEMENT DATED OCTOBER 7, 1996 AMONG UNITED COMMUNITY BANCSHARES, INC., PFC ACQUISITION CORP., THE PARK FINANCIAL CORPORATION COMMON STOCK REVOCABLE TRUST, UNDER AGREEMENT DATED MAY 28, 1980 AND PARK FINANCIAL CORPORATION, (HEREINAFTER REFERRED TO AS THE "AGREEMENT"), IN ACCORDANCE WITH PARAGRAPH 16(C) OF THE AGREEMENT AND THAT PFC ACQUISITION CORP. OR UNITED COMMUNITY BANCSHARES, INC. HAS NOT OBTAINED BINDING COMMITMENTS FOR THE DEBT AND EQUITY FINANCING NECESSARY TO ENABLE PFC ACQUISITION CORP. AND UNITED COMMUNITY BANCSHARES, INC. TO CONSUMMATE THE TRANSACTION CONTEMPLATED BY SAID AGREEMENT.


                            ****CONTINUED ON NEXT PAGE****

OUR REF. NO. S102182                                                     PAGE  2


OR IN THE ALTERNATIVE

BY A DRAFT AT SIGHT DRAWN ON FIRSTAR BANK MILWAUKEE, N.A., MILWAUKEE, WI IN THE AMOUNT OF $500,000.00 ACCOMPANIED BY A SIGNED STATEMENT FROM THE BENEFICIARY HEREOF, CERTIFYING THAT IT HAS TERMINATED THAT CERTAIN MERGER AGREEMENT DATED OCTOBER 7, 1996 AMONG UNITED COMMUNITY BANCSHARES, INC., PFC ACQUISITION CORP., THE PARK FINANCIAL CORPORATION COMMON STOCK REVOCABLE TRUST, UNDER AGREEMENT DATED MAY 28, 1980 AND PARK FINANCIAL CORPORATION, (HEREINAFTER REFERRED TO AS THE "AGREEMENT"), IN ACCORDANCE WITH PARAGRAPH 16(C) OF THE AGREEMENT.

SPECIAL CONDITIONS:

BENEFICIARY SHALL BE ENTITLED TO ONLY ONE DRAWING UNDER THIS LETTER OF CREDIT AND A DRAWING MADE UNDER EITHER OF THE ALTERNATIVES SET FORTH ABOVE SHALL ALSO BE ACCOMPANIED BY COPIES OF THE APPROPRIATE NOTICE OF DEFAULT GIVEN BY PARK FINANCIAL CORPORATION TO UNITED COMMUNITY BANCSHARES, INC. AND PFC ACQUISITION CORP. AS REQUIRED IN SAID AGREEMENT.

THE AMOUNT OF ANY DRAFT(S) DRAWN UNDER THIS CREDIT MUST BE ENDORSED ON THE REVERSE OF THE ORIGINAL CREDIT. ALL DRAFTS MUST BE MARKED "DRAWN UNDER FIRSTAR BANK MILWAUKEE, N.A. STANDBY LETTER OF CREDIT NUMBER S102182 DATED OCTOBER 7, 1996."

WE HEREBY AGREE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED ON PRESENTATION AND DELIVERY OF DOCUMENTS, AS SPECIFIED, TO FIRSTAR BANK MILWAUKEE, N.A., LETTER OF CREDIT DEPARTMENT, P.O. BOX 532, MILWAUKEE, WI 53201, IF DRAWN AND NEGOTIATED, OR IF DRAWN AND PRESENTED AT THIS OFFICE ON OR BEFORE EXPIRY DATE AS INDICATED ABOVE.



                            ****CONTINUED ON NEXT PAGE****

OUR REF. NO. S102182                                                     PAGE  3


THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500.


VERY TRULY YOURS,



  /s/                               /s/
--------------------------         --------------------------
AUTHORIZED SIGNATURE              AUTHORIZED SIGNATURE

                                        INDEX
                        SCHEDULES TO STOCK PURCHASE AGREEMENT
                              PARK FINANCIAL CORPORATION



1.  SCHEDULE 5(d) - CAPITALIZATION

2.  SCHEDULE 5(g) - LITIGATION

3.  SCHEDULE 5(k) - FINANCIAL STATEMENTS

4.  SCHEDULE 5(p) - EMPLOYEE PLANS

5.  SCHEDULE 5(t) - CONTRACTS

6.  SCHEDULE 5(w) - AFFILIATE TRANSACTIONS

7.  SCHEDULE 8(b) - OPERATING REPRESENTATIONS

                            ATTACHMENT TO MERGER AGREEMENT
                    PARK FINANCIAL CORPORATION STOCKHOLDER LISTING
                             SCHEDULE 5(d) CAPITALIZATION
                                As Of: October 7, 1996


--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Certificate
Owner   Certificate         Shareholder             Shareholder             Shareholder           Zip    -------------  Percent
 ID        Date                Name                   Address                  City         ST    Code    #    Shares     O/S
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

 [Detail listing of shareholders follows]


                              PARK FINANCIAL CORPORATION
                            ATTACHMENT TO MERGER AGREEMENT
                               ACHEDULE 5(G) LITIGATION


[Detail of any litigation concerns follows]

                              PARK FINANCIAL CORPORATION
                           ATTACHMENTS TO MERGER AGREEMENT
                          SCHEDULE 5(K) FINANCIAL STATEMENTS

                                        INDEX

12/31/95 Bank's Consolidated Reports of Condition and Income                 A1

12/31/94 Bank's Consolidated Reports of Condition and Income                 A2

Bank's Daily Statement as of June 30, 1996                                    B

Company's Annual Report of Bank Holding Companies (FR Y-6)                    C
for the Period Ending December 31, 1995

Audited Consolidated Financial Statements December 31, 1995 & 1994            D

                            ATTACHMENT TO MERGER AGREEMENT
                             SCHEDULE 5(p) EMPLOYEE PLANS

Following is a summary of employee plans as defined by this agreement:

[Listing of employee plans follows]

                            ATTACHMENT TO MERGER AGREEMENT
                     SCHEDULE 5(t) CONTRACTS AND OTHER AGREEMENTS


    Description                              Term            Amount                      Comment
--------------------------------------  ----------------  --------------  -----------------------------------------
PARK NATIONAL BANK


[Listing of contracts and other agreements follows]





PARK FINANCIAL CORPORATION

  None

                            ATTACHMENT TO MERGER AGREEMENT
                   SCHEDULE 5(w) AFFILIATE AND INSIDER TRANSACTIONS


-------------------------------------------    ---------------------------------
                   Nature of Affiliate                    Loan Agreement
                 or Insider Relationship             or Borrowing Arrangement
                  ---------------------         -------------------------------
NAME                 PFC         PNB            LOAN NAME   LOAN #  LOAN BALANCE
-------------------------------------------    ---------------------------------

[Listing of affiliate/insider relationships and loan agreements or borrowing arrangements follow]





Note: The names listed above represent executive officers, directors, majority shareholder, trustees and their related interests as of October 7, 1996. For the purpose of this schedule, there are no other agreements or interests in property pertaining to the business of the Company or Bank.

                            ATTACHMENT TO MERGER AGREEMENT
                       SCHEDULE 8(b) OPERATING REPRESENTATIONS


                                                 Purchase
           Description                             Date        Amount
---------------------------------------------  ------------  ----------
In relation to Section 8(a)(xii), the
following capital expenditures should
be noted:



[Listing of material capital expenditures follows]